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                                                                 EXHIBIT 10.2.11

                              ELEVENTH AMENDMENT TO
                            NOTE AGREEMENT AND WAIVER


               THIS ELEVENTH AMENDMENT TO NOTE AGREEMENT AND WAIVER ("ELEVENTH AMENDMENT"), is made and entered into as of the 12th day of April, 2000, between ORBITAL SCIENCES CORPORATION, a Delaware corporation (the "COMPANY"), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (the "PURCHASER").


                                    RECITALS

               A. The Purchaser is the holder of $13,333,333 12% Senior Notes of the Company due June 14, 2001 (the "NOTES"). The Company and the Purchaser are parties to that certain Note Agreement, dated as of June 1, 1995, the First Amendment to Note Agreement dated as of June 30, 1995, the Second Amendment to Note Agreement dated as of March 15, 1996, the Third Amendment to Note Agreement dated as of July 31, 1996, the Fourth Amendment to Note Agreement dated as of March 31, 1997, the Fifth Amendment to Note Agreement dated as of December 23, 1997, the Sixth Amendment to Note Agreement dated as of August 14, 1998, the Seventh Amendment to Note Agreement dated as of May 27, 1999, the Eighth Amendment to Note Agreement dated as of December 20, 1999, the Ninth Amendment to Note Agreement dated as of January 31, 2000 and the Tenth Amendment to Note Agreement and Extension of Waiver, dated as of February 22, 2000 (as amended, supplemented or otherwise modified, the "NOTE AGREEMENT") whereby the Purchaser purchased the Notes from the Company.

               B. The Company and the Purchaser entered into that certain Waiver Letter, dated as of October 31, 1999 (the "WAIVER LETTER"), whereby the Purchaser waived certain Defaults or Events of Default arising or existing under Sections 5.7, 5.8 and 5.9 of the Note Agreement until 11:59 p.m. C.S.T. on December 31, 1999. Pursuant to that certain Letter Agreement, dated as of December 23, 1999, between the Company and the Purchaser, the date and time of termination of the Default Waiver Term (as defined in Section 1 of the Waiver Letter) was extended to 5:00 p.m. C.S.T. on February 22, 2000. Pursuant to that certain Tenth Amendment and Extension of Waiver dated as of February 22, 2000, between the Company and the Purchaser, the date and time of termination of the Default Waiver Term was further extended to 5:00 p.m. C.S.T. on April 30, 2000. The Company and the Purchaser now desire to further extend the waivers of the above-referenced covenants and waive defaults existing or arising under certain other covenants in the Note Agreement on the terms set forth in this Eleventh Amendment.

               C. In addition, the Company and the Purchaser desire to amend certain provisions of the Note Agreement as of April 12, 2000 (the "EFFECTIVE DATE") in the respects, but only in the respects, set forth in this Eleventh Amendment.

               D. Capitalized terms used in this Eleventh Amendment have the respective meanings ascribed thereto in the Note Agreement unless defined in this Eleventh Amendment or the context otherwise requires.

               NOW, THEREFORE, upon full and complete satisfaction of the conditions precedent to the effectiveness of this Eleventh Amendment set forth in Section 5 below, the Company and the Purchaser agree as follows:
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               SECTION 1.    WAIVER

               Notwithstanding anything to the contrary set forth in the Note Agreement, the Notes or any agreement or instrument relating to any of the foregoing (collectively, the "NOTE DOCUMENTS"), the Purchaser waives any Default or Event of Default existing or arising under (a) Section 5.6 of the Note Agreement, (b) Section 5.7 of the Note Agreement, (c) Section 5.8 of the Note Agreement, (d) Section 5.9 of the Note Agreement, or (e) Section 5.10 of the Note Agreement (collectively, the "DEFAULT WAIVERS"); provided that the effectiveness of the Default Waivers shall expire at 11:59 p.m. C.S.T. on December 31, 2000 (the "DEFAULT WAIVER TERM"). In addition, the Purchaser waives any Default or Event of Default under Section 5.17 of the Note Agreement existing or arising on or prior to the Effective Date.

               SECTION 2.    FUTURE AMENDMENT OF NOTE AGREEMENT

               2.1 The Company and the Purchaser shall use their respective best efforts to enter into an Amended and Restated Note Agreement or an Amendment to Note Agreement, as the Purchaser shall deem appropriate (the "AMENDMENT"), in either such case providing, inter alia, for (i) covenants that will amend and restate those covenants set forth in Sections 5.6, 5.7, 5.8, 5.9 and 5.10 of the Note Agreement, and (ii) such other terms and provisions as may be considered necessary by the Purchaser.

               2.2 In connection with the execution and delivery of the Amendment, the Company shall cause to be delivered to the Purchaser, (i) a favorable written opinion of Hogan & Hartson L.L.P., counsel to the Company, with respect to the due authorization, execution and delivery of the Amendment and the enforceability of the same in accordance with its terms; and (ii) a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of the Amendment certified by its Secretary or Assistant Secretary.

               SECTION 3.    AMENDMENTS

               From and after the Effective Date the Note Agreement shall be and hereby is amended as follows:

               3.1. Section 5.10 of the Note Agreement is hereby amended as follows:

               (a) Clause (i) is amended by deleting the period at the end thereof and substituting in lieu thereof the text "; and".

               (b)   A new Clause (j) is added following Clause (i) as follows:

                     "(i)    liens on the assets of MacDonald, Dettwiler and
               Associates and its subsidiaries securing debt and other obligations of MacDonald, Dettwiler and Associates and such subsidiaries under the MDA Financing."

               3.2. Section 5.13(c) of the Note Agreement is hereby amended as follows:

               (a) Clause (9) is hereby amended by substituting a semicolon for the period and adding the word "or" at the end thereof.


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               (b)   A new Clause (10) is added following Clause (9) as follows:

                     "(10)   the pledge by MacDonald, Dettwiler and Associates
               or any subsidiary thereof of the shares of any subsidiary of MacDonald, Dettwiler and Associates pursuant to the MDA Financing."

               3.3. Section 8.1 of the Note Agreement is amended by adding the following definitions in their proper alphabetical order:

               ""Covenant Restatement Date" - shall mean that date following the Eleventh Amendment Effective Date upon which the Purchaser and the Company enter into an Amendment to this Note Agreement, or an Amended and Restated Note Agreement, in accordance with the terms and conditions set forth in Section 2 of the Eleventh Amendment."

               ""Current Interest Rate"- shall mean the following:

               (a)   From the Eleventh Amendment Effective Date and thereafter,
12%;

               (b) In the event that the Covenant Restatement Date shall not have occurred on or prior to May 31, 2000, from June 1, 2000 and thereafter, 13%;

               (c) In the event that the Covenant Restatement Date shall not have occurred on or prior to August 31, 2000, from September 1, 2000 and thereafter, 14%; and

               (d) In the event that the Covenant Restatement Date shall not have occurred on or prior to November 30, 2000, from December 1, 2000 and thereafter, 15%."

               ""Eleventh Amendment" shall mean the Eleventh Amendment to Note Agreement and Waiver between the Company and the Purchaser dated as of April 12, 2000."

               ""Eleventh Amendment Effective Date" shall mean April 12, 2000."

               ""MDA Financing" means the credit agreement to which MacDonald, Dettwiler and Associates will become party providing for loans thereunder to be used by MacDonald, Dettwiler and Associates for working capital purposes and for the consummation of an acquisition from Axciom Corporation pursuant to an Asset Purchase Agreement; provided that the aggregate principal amount of debt that may be incurred under such credit agreement (i) shall not exceed $210,000,000 Canadian Dollars and (ii) shall be non-recourse to the Company."

               3.4. The following paragraph shall be inserted immediately following the first paragraph of the Notes and Exhibit A to the Note Agreement:

                     "Notwithstanding the foregoing, from and after the Eleventh Amendment Effective Date, (a) the 12% interest rate referenced in the foregoing paragraph shall be modified to equal the Current Interest Rate (as defined in the Note Agreement, as amended), and (b) the rate set forth in clause (b)(1) of the definition of "Overdue Rate" set forth above shall be modified to equal the Current Interest Rate as then in effect, plus 2%."

               SECTION 4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               To induce the Purchaser to execute and deliver this Eleventh Amendment, the Company represents and warrants to the Purchaser (which representations will survive the execution and delivery of this Eleventh Amendment) that:


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               (a)   this Eleventh Amendment has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to fraudulent conveyance or limiting creditors' rights generally;

               (b) the Note Agreement, as modified by this Eleventh Amendment, constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

               (c) the execution, delivery and performance by the Company of this Eleventh Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not
(A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any material provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a material breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 4(c); and

               (d) as of the date hereof and after giving effect to this Eleventh Amendment, no Default or Event of Default has occurred which is continuing.

               SECTION 5.    CONDITIONS AND AGREEMENTS

               Upon fulfillment or receipt of all of the following, as the case may be, this Eleventh Amendment will on the Effective Date become effective:

               (a) executed counterparts of this Eleventh Amendment, duly executed by the Company and the Purchaser, have been delivered to the Purchaser;

               (b) the representations and warranties of the Company set forth in Section 4 of this Eleventh Amendment will be true and correct on and with respect to the date hereof;

               (c) the Company has obtained any consents or approvals required to be obtained from any holder or holders of any outstanding security of the Company and any amendments of agreements pursuant to which any security may have been issued which will be necessary to permit the consummation of the transactions contemplated by this Eleventh Amendment; and

               (d) a waiver fee in the amount of $33,333.33 by wire transfer in immediately available funds to the account specified on Schedule 1 to the Note Agreement.

               SECTION 6.    MISCELLANEOUS

               6.1 This Eleventh Amendment will be construed in connection with the Note Agreement, and except as modified by this Eleventh Amendment, all terms, conditions and covenants contained in the Note Agreement and the Note are hereby ratified and will be and remain in full force and effect.

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               6.2.  The descriptive headings of the various sections or parts of this Eleventh Amendment are for convenience only and will not affect the meaning or construction of any of the provisions hereof.

               6.3. This Eleventh Amendment will be governed by and construed in accordance with the internal laws of the State of Illinois.

               6.4. This Eleventh Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

               IN WITNESS WHEREOF, the Company and the Purchaser have caused this Eleventh Amendment to be executed and delivered by their respective duly authorized representatives.


                                            ORBITAL SCIENCES CORPORATION


                                            By:
                                                -----------------------------
                                            Title:


                                            THE NORTHWESTERN MUTUAL LIFE
                                              INSURANCE COMPANY


                                            By:
                                                -----------------------------

                                                  Its Authorized Representative


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